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                                                                    EXHIBIT 4.03

                                                                  CONFORMED COPY



         FIRST AMENDMENT, dated as of September 18, 1996 (this "Amendment"), to the Credit Agreement dated as of January 31, 1996 (as the same may be further amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"), among PANENERGY CORP (formerly known as Panhandle Eastern Corporation), a Delaware corporation (the "Company"), the several financial institutions from time to time parties thereto (collectively, the "Lenders" and individually, a "Lender") and THE CHASE MANHATTAN BANK, a New York banking corporation formerly known as Chemical Bank, as Administrative Agent.

                             W I T N E S S E T H :

         WHEREAS, the Company, the Lenders and the Administrative Agent are parties to the Credit Agreement;

         WHEREAS, the Company has requested that the Lenders amend the Credit Agreement in order to extend the Revolving Credit Termination Date to August 30, 1997; and

         WHEREAS, the Administrative Agent and the Lenders are willing to agree to the requested amendment notwithstanding the provisions of Section 2.19 of the Credit Agreement, but only upon the terms and conditions set forth herein;

         NOW THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

         1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined.

         2. Amendment to Subsection 1.1. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definitions of Chemical, Company and Revolving Credit Termination Date and adding the following new definitions in correct alphabetical order:

         "'Chase' :      The Chase Manhattan Bank.

         'Company' :      PanEnergy Corp, a Delaware corporation.

         'Revolving Credit Termination Date' : August 30, 1997 (or the extension of such date pursuant to subsection 2.19)."

         3. Amendment. All references to "Chemical" in the Credit Agreement shall hereby be deleted and the term "Chase" shall be inserted in lieu thereof.
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         4.      Representations and Warranties.  On and as of the date hereof and after giving effect to this Amendment, the Company hereby confirms, reaffirms and restates the representations and warranties set forth in Section 5 of the Credit Agreement mutatis mutandis, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Company hereby confirms, reaffirms and restates such representations and warranties as of such earlier date, provided that the references to the Credit Agreement in such representations and warranties shall be deemed to refer to the Credit Agreement as amended prior to the date hereof and pursuant to this Amendment.

         5. Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of counterparts of this Amendment duly executed and delivered by the Company and all the Lenders.

         6. Continuing Effect; No Other Amendments. Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendment provided for herein is limited to the specific subsections of the Credit Agreement specified herein and shall not constitute an amendment of, or an indication of the Administrative Agent's or the Lenders' willingness to amend, any other provisions of the Credit Agreement or the same subsections for any other date or time period (whether or not such other provisions or compliance with such subsections for another date or time period are affected by the circumstances addressed in this Amendment).

         7. Expenses. The Company agrees to pay and reimburse the Administrative Agent for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

         8. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be delivered to the Company and the Administrative Agent.

         9. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.
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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.


                                       PANENERGY CORP (formerly known as
                                       Panhandle Eastern Corporation)


                                       By:   /s/ Bruce A. Williamson
                                          ------------------------------------
                                          Title: Vice President, Finance


                                       THE CHASE MANHATTAN BANK (formerly
                                       known as Chemical Bank), as
                                       Administrative Agent, as an Issuing
                                       Lender and as a Lender


                                       By:   /s/ Peter M. Ling
                                          ------------------------------------
                                          Title: Vice President


                                       BANK OF AMERICA ILLINOIS


                                       By:   /s/ Ronald McKaig
                                          ------------------------------------
                                          Title: Vice President


                                       BANK OF MONTREAL


                                       By:   /s/ Natasha Glossop
                                          ------------------------------------
                                          Title: Director
                                          U.S. Corporate Banking


                                       THE BANK OF NEW YORK


                                       By:   /s/ Raymond J. Palmer
                                          ------------------------------------
                                          Title: Vice President

                                       THE BANK OF NOVA SCOTIA


                                       By:   /s/ A. S. Norsworthy
                                          ------------------------------------
                                          Title: Sr. Team Leader-Loan
                                                 Operations


                                        BARCLAYS BANK PLC


                                       By:   /s/ Les Bek
                                          ------------------------------------
                                          Title: Director


                                        CIBC, INC.


                                       By:   /s/ Gary C. Gaskill
                                          ------------------------------------
                                          Title: Authorized Signatory


                                        THE FIRST NATIONAL BANK OF BOSTON


                                       By:   /s/ George W. Passela
                                          ------------------------------------
                                          Title: Managing Director


                                        THE FIRST NATIONAL BANK OF CHICAGO


                                       By:   /s/ Ronald L. Dreihe
                                          ------------------------------------
                                          Title: Authorized Agent


                                       MELLON BANK, N.A.


                                       By:   /s/ E. Marc Cuenod Jr.
                                          ------------------------------------
                                          Title: First Vice President

                                       MORGAN GUARANTY TRUST COMPANY
                                                OF NEW YORK


                                       By:   /s/ John Kowalczuk
                                          ------------------------------------
                                          Title: Vice President


                                       NATIONSBANK OF TEXAS, N.A.


                                       By:   Paul C. Squires
                                          ------------------------------------
                                          Title: Senior Vice President


                                       NATIONAL WESTMINSTER BANK PLC
                                                NEW YORK BRANCH


                                       By:   /s/ David L. Smith
                                          ------------------------------------
                                          Title: Senior Vice President
                                                 Head of Branch Operations


                                       NATIONAL WESTMINSTER BANK PLC
                                                NASSAU BRANCH


                                       By:   /s/ David L. Smith
                                          ------------------------------------
                                          Title: Senior Vice President
                                                 Head of Branch Operations


                                       BANK OF TOKYO-MITSUBISHI, LTD.,
                                                HOUSTON AGENCY


                                       By:   /s/ Michael Meiss
                                          ------------------------------------
                                          Title: Vice President

                                       THE FUJI BANK, LIMITED (HOUSTON
                                       AGENCY)


                                       By:   /s/ Yoshiaki Inoue
                                          ------------------------------------
                                          Title: Vice President & Manager


                                       THE LONG-TERM CREDIT BANK OF
                                                JAPAN, LTD.


                                       By:   /s/ Satoru Otsubo
                                          ------------------------------------
                                          Title: Joint General Manager


                                       ROYAL BANK OF CANADA


                                       By:   /s/ J. D. Frost
                                          ------------------------------------
                                          Title: Senior Manager


                                       THE SANWA BANK, LIMITED, DALLAS
                                                AGENCY


                                       By:   /s/ L. J. Perenyi
                                          ------------------------------------
                                          Title: Vice President


                                       SOCIETE GENERALE, SOUTHWEST
                                                AGENCY


                                       By:   /s/ Paul E. Cornell
                                          ------------------------------------
                                          Title: First Vice President
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                                       THE TORONTO-DOMINION BANK,
                                                HOUSTON AGENCY


                                       By:   /s/ Jimmy Simien
                                          ------------------------------------
                                          Title: Asst. Manager
                                                 Credit Administration


                                       UNION BANK OF SWITZERLAND,
                                                HOUSTON AGENCY


                                       By:   /s/ Dan O. Boyle
                                          ------------------------------------
                                          Title: Managing Director


                                       By:   /s/ J. Finley Biggerstaff
                                          ------------------------------------
                                          Title: Assistant Treasurer


                                       ARAB BANKING CORPORATION


                                       By:   /s/ Stephen A. Plauche'
                                          ------------------------------------
                                          Title: Vice President


                                       BANK OF SCOTLAND


                                       By:   /s/ Catherine M. Oniffrey
                                          ------------------------------------
                                          Title: Vice President


                                       CHRISTIANIA BANK


                                       By:   /s/ Jahn O. Roising
                                          ------------------------------------
                                          Title: First Vice President


                                       By:   /s/ Peter M. Dodge
                                          ------------------------------------
                                          Title: Vice President
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                                       WELLS FARGO BANK (TEXAS), N.A.


                                       By:   /s/ Ann M. Rhoads
                                          ------------------------------------
                                          Title: Vice President


                                       THE BANK OF YOKOHAMA, LTD., NEW
                                                YORK BRANCH


                                       By:   /s/ Takeshi Suzuki
                                          ------------------------------------
                                          Title: Vice President and
                                                 Senior Manager


                                       THE INDUSTRIAL BANK OF JAPAN TRUST
                                                COMPANY


                                       By:   /s/ Akijiro Yoshino
                                          ------------------------------------
                                          Title: Executive Vice President
                                                 The Industrial Bank of
                                                 Japan, Limited, Houston Office
                                                 (Authorized Representative)


                                       THE NORTHERN TRUST COMPANY


                                       By:   /s/ Martin Alston
                                          ------------------------------------
                                          Title: Vice President


                                      THE SUMITOMO BANK, LIMITED,
                                             HOUSTON AGENCY


                                       By:   /s/ Harumitsu Seki
                                          ------------------------------------
                                          Title: General Manager